Exhibit 99.2

1301 6th Avenue West. Bradenton, FL 34205
941/752-5900 • 1-877-COASTFL	FOR IMMEDIATE RELEASE
For Further Information Contact:
Tramm Hudson
941/752-5900

Coast Bank Appoints Anne V. Lee

Acting President & CEO

May 25, 2007 – (BRADENTON, FLORIDA) – James K. Toomey, Chairman of the Board of Coast Financial Holdings, Inc. (NASDAQ: CHFI), announced today the appointment of Anne V. Lee as acting President & Chief Executive Officer of CHFI and its subsidiary, Coast Bank. Ms. Lee replaces former President and CEO, Brian F. Grimes.

Effective May 25, 2007, the Company and the Bank terminated Brian F. Grimes from his position as President and Chief Executive Officer of each because, among other things, provisions in a Cease and Desist Order served by the Federal Deposit Insurance Corporation (FDIC) and Florida Office of Financial Regulation (OFR), requiring that the Bank have a President and Chief Executive Officer with certain specified qualifications and experience that Mr. Grimes does not possess. Mr. Grimes retains his position as a director of both the Company and the Bank.

Ms. Lee is a member of the Board of Directors and has served as Chief Operating Officer since August 2006.

In making the announcement, Mr. Toomey commented, “Coast Bank has faced significant challenges in the past several months related to our residential construction portfolio, and Anne Lee has distinguished herself during this time as an efficient, clear-thinking leader with the knowledge, energy and insight to lead the Coast Bank team through these troubled times.” Toomey continued, “Ms. Lee has emerged as a dedicated leader of our senior management team and has helped us make extraordinary progress in working with our customers, revitalizing our banking staff, and working closely with our regulators.”

As acting President and CEO, Ms. Lee will continue to spearhead the bank effort in resolving the issues regarding affected loans in our residential construction-to-permanent loan portfolio. She will also be chief liaison with the Federal Deposit Insurance Corporation (FDIC) and Florida Office of Financial Regulation (OFR) as the bank continues to work with those regulators to address these matters. In addition to these responsibilities, Ms. Lee will oversee overall bank operations and expand the management team to support these efforts.

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Anne Lee has over 25 years of banking experience in southwest Florida and most recently served as Executive Vice President and Chief Operating Officer at Coast Bank. She was appointed to the Board of Directors in July of 2006. Prior to joining Coast Bank in 2003, Ms. Lee held a number of senior management positions with Republic Bank and First Florida Bank.

About Coast Financial Holdings, Inc.:

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company’s Form 10-Q for the quarter ended March 31, 2007, and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Further information may be obtained by contacting Tramm Hudson at 941/752-5900.

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